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            ACKNOWLEDGMENT, AGREEMENT AND REAFFIRMATION OF GUARANTORS


      WHEREAS, the undersigned are parties to that certain Subsidiary Guaranty, dated as of June 28, 2001 (the "Subsidiary Guaranty"), in favor of RENAISSANCE US GROWTH & INCOME TRUST PLC and BFSUS SPECIAL OPPORTUNITIES TRUST PLC (collectively, the "Holders") pursuant to the 8.00% Convertible Debentures dated as of June 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Debentures"), from COVER-ALL TECHNOLOGIES INC., a Delaware corporation (the "Borrower") in favor of Holders; and

      WHEREAS, the Borrower and Holders are parties to that certain Convertible Loan Agreement, dated as of June 28, 2001 (the "Loan Agreement"), pursuant to which the Holders purchased 8.00% Convertible Debentures for an aggregate principal amount of One Million Four Hundred Thousand Dollars ($1,400,000); and

      WHEREAS, on even date herewith the Borrower and Holders have entered into the Second Amendment to the Loan Agreement to provide for the issuance and purchase of additional 8.00% Convertible Debentures from the Borrower for an aggregate principal amount of Seven Hundred Thousand Dollars ($700,000) (the "Additional Debentures").

      NOW, THEREFORE, in consideration of the promises and to induce the Holder to accept delivery of the Additional Debentures, the undersigned acknowledges and agrees that the Additional Debentures shall be a part of its Obligations under the Subsidiary Guaranty. The undersigned hereby acknowledges and affirms its Obligations under the Subsidiary Guaranty, Debentures, the other Loan Documents and any amendments thereto. The undersigned reaffirms that the Subsidiary Guaranty is and shall remain in full force and effect in accordance with the terms thereof. All terms used but not defined herein shall have the meaning given them in that certain Subsidiary Guaranty.

      In witness whereof, the undersigned has executed this agreement as of August 21, 2002.

                                       COVER-ALL SYSTEMS, INC.


                                       By: /s/ John Roblin
                                          ----------------------------------
                                          Name: John Roblin
                                          Title: Chairman of the Board of
                                                 Directors, President and Chief
                                                 Executive Officer